                                                     EXHIBIT 32

                                             SECTION 1350 CERTIFICATIONS

I, David E. Johnson, Chief Executive Officer, certify that

         this periodic report containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange
         Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

         Date:  March 28       , 2005
              -----------------

                                          /s/ David E. Johnson
                                         ---------------------------------------
                                         David E. Johnson
                                         President and Chief Executive Officer

I, Donna T. Rutland, Chief Financial Officer, certify that

         this periodic report containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange
         Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

         Date: March 28        , 2005
              -----------------

                                           /s/ Donna T. Rutland
                                         ---------------------------------------
                                         Donna T. Rutland
                                         Chief Financial Officer